UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2024

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FLEETCOR Technologies, Inc.
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(Exact name of registrant as specified in its charter)
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Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On February 26, 2024, the Audit Committee of the Board of Directors of the Company, after discussion with management, determined that the Company’s previously issued unaudited condensed consolidated financial statements included in the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 10, 2023, unaudited condensed consolidated financial statements included in the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 9, 2023, and unaudited condensed consolidated financial statements included in the quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 9, 2023 (each a “Previous Filing” and collectively “Previous Filings”), should no longer be relied upon and should be restated due to the identification of accounting errors related to the Company's balance sheet and statement of cash flows. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results or other financial information contained in the Previous Filings, as well as the earnings release and related materials for the year ended December 31, 2023, should no longer be relied upon related to these specific matters.
The required adjustments were identified during the course of the annual independent audit of the Company’s financial statements in conjunction with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Form 10-K"). The required adjustments pertained only to the consolidated balance sheets (and the related effects on the consolidated statements of cash flows) and were related to (1) the recognition of certain cash balances held in custodial accounts for the benefit of (FBO) customers entered into in the first quarter of 2023 as restricted cash and customer deposits based on the Company's determination that it exercises control over such funds and (2) a correction to the Company's accounts receivable and accounts payable balances related to an incorrect classification of certain unbilled accounts receivable balances.
These matters did not involve any misconduct with respect to the Company, its management or employees.
As a result of the accounting errors identified, the Company will:

a) report ineffective disclosure controls and procedures and a material weakness in its Annual Report on the 2023 Form 10-K related to these accounting errors; and
b) include restated unaudited interim financial statements for the errors described above for the Previous Filings in the 2023 Form 10-K.
The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Forward-Looking Statements:
This current report on Form 8-K (this "8-K") contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project" or "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. The Company has based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as the Company’s ability to complete the restatement and correction of the accounting errors described in this 8-K and the Company’s ability to file its 2023 Form 10-K within fifteen days of its due date; as well as the other risks and uncertainties identified under the caption "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") on February 28, 2023 and subsequent filings with the SEC made by the Company. These factors could cause the Company’s actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this 8-K are made only as of the date hereof and the Company does not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access the Company’s SEC filings for free by visiting the SEC web site at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETCOR Technologies, Inc.

February 29, 2024	By: /s/ Tom Panther
Tom Panther
Chief Financial Officer